Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 22, 2017 relating to the financial statements of Vista Gold Corp. (the “Company”) and the effectiveness of internal control over financial reporting, which appears in the Company’s Form 10-K, as filed with the United States Securities and Exchange Commission on February 22, 2017.

/s/ EKS&H LLLP

EKS&H LLLP

Denver, CO

June 26, 2017